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                                                                   EXHIBIT 16.1



May 10, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated May 10, 2002 of ViewCast.com, Inc. and are in agreement with the statements contained in the first three paragraphs therein except that we have no knowledge of when the Company received our notice of registration. We have no basis to agree or disagree with other statements of the registrant contained therein.




                                Ernst & Young LLP